EXHIBIT 10.27



                                 PROMISSORY NOTE

$250,000.00                                                  June 30, 2002
                                                             St. Louis, Missouri



     FOR VALUE RECEIVED, the undersigned, CONNECTRIA CORPORATION, a Missouri corporation ("Maker"), hereby promises to pay to MDSI MOBILE DATA SOLUTIONS INC., a Canadian corporation, or its assigns ("Holder") the principal sum of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00), together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions:

     Interest. The outstanding principal amount of this promissory note (this "Note") shall bear interest from time to time, from the date hereof until paid in full, at the rate of 5.0% per annum. All computations of interest shall be made on the basis of a year of 365 (or 366, as the case may be) days for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest is payable. No interest shall be due and payable until the Maturity Date (as defined below).

     Term. This Note, including all unpaid principal and accrued and unpaid interest, shall be due and payable on June 30, 2004 (the "Maturity Date").

     Payment. Maker shall pay all principal and interest owing hereunder in full on the Maturity Date. Principal and interest shall be payable in lawful money of the United States of America that shall be the legal tender for public and private debts at the time of payment, and payment shall be made to Holder at such place as Holder may specify in writing from time to time.

     Prepayment. Maker may prepay this Note in full or in part at any time without notice, premium or penalty. All amounts prepaid shall be applied first to the payment of accrued interest and the balance remaining, if any, shall be applied to the reduction of principal.

     Security. This Note is secured by that certain Security Agreement dated June 30, 2002 (the "Security Agreement"), made by Maker in favor of Holder covering substantially all of the assets relating to Maker's business (the "Assets"). Reference is hereby made to the Security Agreement for a description of the Assets used as collateral, the nature and extent of the security, and the rights of Holder and the other secured parties thereunder in respect of the security.

     Waivers. Maker hereby waives demand, presentment for payment, protest, notice of protest, notice of nonpayment, notice of dishonor and all other notice, filing of suit and diligence in collecting this Note, and agrees to remain bound for payment of this obligation notwithstanding any extension of time, substitution or release of security or any other indulgence granted to Maker by Holder, without notice thereof to any of them.



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     Transfer;  Successors  and Assigns.  The terms and  conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Maker. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Maker. Thereupon, a new note for the then outstanding principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

     Notices. Any notice required or permitted by this Note shall be in writing and shall be deemed to have been duly given upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as first class mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

     Shareholders, Directors and Officers Not Liable. In no event shall any shareholder, officer or director of the Maker be liable for any amounts due or payable pursuant to this Note.

     Amendment. Any term of this Note may be amended or waived only with the written consent of the Maker and the Holder. Any amendment or waiver effected in accordance with this provision shall be binding upon the Maker, the Holder and each transferee of the Note.

     Holder as Owner. The Maker may deem and treat the Holder of this Note as the absolute owner for all purposes regardless of any notice to the contrary.

     Attorneys' Fees. Maker agrees to pay the Holder's reasonable expenses and costs in collecting and enforcing this Note, including reasonable attorneys' fees.

     Applicable Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Washington, including matters of construction, validity and performance.


     NOTICE. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.



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     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                    CONNECTRIA CORPORATION


                                    By:     /s/ Richard S. Waidmann
                                            -----------------------------------
                                    Name:   Richard S. Waidmann
                                            -----------------------------------
                                    Its:    President
                                            -----------------------------------



ACCEPTED AND AGREED BY HOLDER:


MDSI MOBILE DATA SOLUTIONS INC.


By:   /s/ Verne Pecho
      -----------------------------------
Name: Verne Pecho
      -----------------------------------
Its:  Vice President
      -----------------------------------





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